Exhibit 99.1

Entercom Announces Launch of $100 Million Add-On Offering of

6.500% Senior Secured Second-Lien Notes Due 2027

PHILADELPHIA, PA – December 10, 2019 – Entercom Communications Corp. (NYSE: ETM) (“Entercom”), a leading media and entertainment company and one of the two largest radio broadcasters in the United States, announced today that Entercom Media Corp. (formerly CBS Radio Inc.) (the “Issuer”), its wholly owned subsidiary, plans to offer, subject to market conditions and other factors, $100 million in aggregate principal amount of the Issuer’s 6.500% senior secured second-lien notes due 2027 (the “Additional Notes”). The Issuer expects to use the net proceeds of the offering to partially repay existing indebtedness under its senior secured term loan facility.

The Additional Notes are being offered as additional notes under an existing indenture, dated April 30, 2019, pursuant to which the Issuer previously issued $325 million in aggregate principal amount of its 6.500% senior secured second-lien notes due 2027 (the “Existing Notes”). The Additional Notes will have identical terms (other than issue date and offering price) as the Existing Notes.

The Additional Notes will be fully and unconditionally guaranteed on a senior secured second-lien basis by each direct and indirect subsidiary of the Issuer that guarantees the Issuer’s senior secured term loan facility. The Additional Notes and the related guarantees will be secured on a second-priority basis by liens on substantially all of the assets of the Issuer and the guarantors.

The Additional Notes will be offered in a private offering exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in reliance on Regulation S under the Securities Act.

The Additional Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Additional Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Additional Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Entercom Communications Corp.

Entercom is a leading American media and entertainment company reaching and engaging over 170 million people each month through its premier collection of highly rated, award winning radio stations, digital platforms and live events. As one of the country’s two largest radio broadcasters, Entercom offers integrated marketing solutions and delivers the power of local connection on a national scale with coverage of close to 90% of persons 12+ in the top 50 markets. Entercom is the #1 creator of live, original, local audio content and the nation’s unrivaled leader in news and sports radio. Learn more about Philadelphia-based Entercom at www.entercom.com, Facebook and Twitter (@Entercom).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond Entercom’s control. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in Entercom’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are not a guarantee of future events, and actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking statements in this press release are made only as of the date of this press release, and Entercom does not undertake any obligation to update or revise publicly any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.